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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120756 on Form S-8 of our report dated July 12, 2005, appearing in this Annual Report on Form 11-K of Credit Acceptance Corporation 401(k) Profit Sharing Plan and Trust for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Detroit, Michigan
July 12, 2005